Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Hana Biosciences, Inc. do hereby certify that to the best of his knowledge:

(a) the Annual Report on Form 10-K of Hana Biosciences, Inc. for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Hana Biosciences, Inc.

Dated: March 27, 2008	By:	/s/ Steven Deticher
Steven Deitcher, M.D.
President & Chief Executive Officer

Dated: March 27, 2008	By:	/s/ John P. Iparraguirre
John P. Iparraguirre
Vice President, Chief Financial Officer